UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 10, 2023
Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
520 Applewood Crescent
Vaughan, Ontario
Canada L4K 4B4
(Address of Principal Executive Offices)(Zip Code)
(905) 695-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Bausch + Lomb Corporation Inc. (the “Company”) under Item 5.02 and 9.01 on April 12, 2023 (the “Original Form 8-K”) reporting that, Christina M. Ackermann was ceasing to serve as the Company’s Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals effective as of April 24, 2023, and her employment with the Company was ending on April 28, 2023 (the “Separation Date”). This Amendment No. 1 is being filed to report the material terms of the separation agreement the Company entered into on August 25, 2023 with Ms. Ackermann in connection with her departure, the terms of which were not yet finalized as of the time of filing of the Original Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2023, the Company entered into a separation agreement with Ms. Ackermann (the “Separation Agreement”), pursuant to which Ms. Ackermann is entitled to receive the following payments and benefits in accordance with the existing terms of her previously disclosed arrangements with the Company: (i) a cash severance payment equal to $2,754,000, which reflects an amount equal to two times the sum of Ms. Ackermann’s annual base salary and target bonus opportunity, (ii) payment of her annual cash bonus for fiscal year 2023, prorated based on the number of days elapsed through the Separation Date and determined based on the actual achievement of the applicable performance metrics, payable in a lump sum no later than March 15, 2024; (iii) continued coverage under the Company’s health plans through the second anniversary of the Separation Date, to the extent permitted under applicable law and the terms of such plans; (iv) payment of the unpaid portion of her spinoff bonus award ($250,000); and (v) a cash payment of $20,000 to be used for outplacement services. Ms. Ackermann’s outstanding equity incentive awards will be treated in accordance with the existing terms of her compensation arrangements, as previously disclosed by the Company. The Separation Agreement also provides for Ms. Ackermann to receive a lump sum cash severance payment of $280,000, and to have any proration of her founder equity awards granted in May 2022 in connection with the Company’s initial public offering determined by reference to an assumed notice period ending on July 14, 2023. All of the foregoing are in consideration of Ms. Ackermann’s agreement to execute and not revoke a release of claims in favor of the Company, and her agreement to extend the duration of her non-solicit restrictions from 12 to 24 months following the Separation Date.
The above-described severance benefits are subject to Ms. Ackermann’s continued compliance with applicable confidentiality, non-disparagement, non-competition and extended non-solicitation restrictions (as described above). Unless otherwise noted above, the cash severance benefits will be payable in a lump sum after the date the release of claims becomes irrevocable.
The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Brenton L. Saunders
Name:	Brenton L. Saunders
Title:	Chairman and Chief Executive Officer
Date: August 29, 2023